SECOND AMENDMENT TO WATER
GATHERING AND DISPOSAL AGREEMENT
     This Second Amendment to Water Gathering and Disposal Agreement (this “Amendment”) is entered into as of this 30th day of November, 2004, by and between Robinson’s Bend Operating Company, LLC, a Delaware company, successor in interest to Torch Energy Associates Ltd., a Texas limited partnership (“Producer”), and Everlast Energy LLC, a Delaware company, successor in interest to Velasco Gas Company Ltd., a Texas limited partnership (“Gatherer”).
RECITALS:
     A.     Reference is herein made to (i) that certain Water Gathering and Disposal Agreement entered into as of August 9, 1990, by and between Producer’s and Gatherer’s respective predecessors in interest (the “Original Agreement”), and (ii) that certain First Amendment to Water Gathering and Disposal Agreement entered into as of October 1, 1993, by and between such parties (the “First Amendment;” the Original Agreement, as amended by the First Amendment, is herein called the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.
     B.     The parties hereto deem it in their mutual best interests to amend the Agreement as provided herein.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, Gatherer and Purchaser agree as follows:
     1.     Amendment to Section 3.1. Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:
“3.1 Producer shall pay Gatherer a fee of $0.53 per barrel for gathering, separation and disposal of water until the Trust terminates, at which point Producer shall pay Gatherer a fee of $1.00 per barrel for gathering, separation and disposal of water.”
     2.     Ratification. The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

GATHERER: ROBINSON’S BEND OPERATING COMPANY, LLC (as successor in interest to Torch Energy Associates Ltd.)
By:	/s/ Dennis Hammond
Name:	Dennis Hammond
Title:	VP

PRODUCER: EVERLAST ENERGY LLC (as successor in interest to Velasco Gas Company Ltd.)
By:	/s/ Dennis Hammond
Name:	Dennis Hammond
Title:	VP